SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 19, 2001

                           GLOBAL TECHNOVATIONS, INC.
             (Exact name of Registrant as Specified in its Charter)

         Delaware                    1-11046                84-1027821
(State or other jurisdiction       (Commission            (IRS Employer
     of incorporation)              File  No.)           Identification No.)


                          7108 Fairway Drive, Suite 200

                          Palm Beach Gardens, FL 33418

       Registrant's telephone number, including area code: (561) 775-5756

Item 5.  Other Events.

See attached Press Releases dated December 19, and 20, 2001.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  GLOBAL TECHNOVATIONS, INC.



                                   By: s/ William C. Willis, Jr.__________
                                          William C. Willis, Jr.
Date:  January 10, 2002                   Chairman and Chief Executive Officer

                Global Technovations Files For Reorganization;
                         Company Receives Commitment For
                          $1.5 Million in DIP Financing

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PRESS RELEASE
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Wednesday, December 19, 2001

     Palm Beach Gardens, FL - Global Technovations, Inc. (AMEX: GTN) or ("GTI", or the "Company") announced today that the Company, the exclusive provider of the patented MotorCheck(TM)On-Site Oil Analyzer, "Blood Test For Your Car(TM)" technology, and four of its affiliates, On-Site Analysis, Inc., ARCS Safety Seat, Inc., Top Source Automotive, Inc., and Top Source Oil Analysis, Inc. filed for reorganization under Chapter 11 of the United States Bankruptcy Code. The filing, which was made in the United States Bankruptcy Court for the District of Delaware, will enable the Company to conduct business as usual with the Court's protection, while implementing its new business plan.

     Importantly, GTI also announced that it has received a $1.5 million debtor-in-possession (DIP) financing commitment from The Mennen Trust. The DIP facility will provide the parent company and its subsidiary, On-Site Analysis, Inc. ("OSA") with much-needed working capital to meet immediate and future operating cash flow needs and to fulfill the Company's business obligations, including all employee wages and new vendor invoices.

Global Technovations, Inc.
December 19, 2001
Page 2

     Will Willis, Chairman and CEO of GTI, stated, "Although we have worked diligently to find alternative means to fund operations, the cessation of operations and liquidation of the Company's wholly-owned subsidiary, Onkyo America, Inc. ("Onkyo America") made it impossible to secure adequate working capital financing. The Chapter 11 reorganization of the Company and its affiliated debtors is intended to maximize the value of our assets for the benefit of creditors and position the surviving entity to emerge from this process in a stronger financial condition. Furthermore, the Chapter 11 filing will allow us to return our focus to expanding the distribution and use of the Company's MotorCheck(TM) technology."

     Global Technovations, Inc., develops, assembles and markets the patented MotorCheck(TM) and TruckCheck(TM) On-Site Analyzer, "an oil analysis mini-lab in a box", solid state spectroscopic analyzers for liquid petroleum marker detection systems, the PetroAnalytics(TM) line of diesel fuel and gasoline properties analyzers for the automotive, truck and heavy-duty equipment service markets.


Forward-Looking Statements

     The implications from the matters discussed in this press release relating to GTI's filing of Chapter 11 including the maximizing of assets and strengthening of its financial condition, is a forward-looking statement within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Additionally, words such as "expects", "intends", "believes" and similar words are used to identify forward-looking statements within the meaning of the Act.

     Some or all of these forward-looking statements may not occur. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Such risks and uncertainties include the following: (1) the continued reliability of the OSA technology over an extended period of time; (2) receipt of significant additional purchase orders for OSA units from Jiffy Lube to be installed during calendar 2002; (3) the extent and effectiveness of the Jiffy Lube marketing campaign relating to the OSA; (4) the ultimate success of the OSA units and the level of its acceptance by Jiffy Lube customers; (5) other orders for the OSA, (6) receipt of authorization by the United States Bankruptcy Court for the District of Delaware for the Company to use the $1.5 million DIP financing commitment, (7) the approval by the United States Bankruptcy Court for the District of Delaware for some or all of the immediate relief sought by the Company, and (8) the ability to secure additional post-petition financing beyond the initial $1.5 million commitment from the same or other financing sources. The Company does not intend to update any forward-looking statements. Investors should also consider the factors contained in the Company's filings with the Securities and Exchange Commission.

                       Onkyo America Files for Bankruptcy
                 GMAC Business Credit LLP Provides DIP Financing

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Thursday, December 20, 2001

     Palm Beach Gardens, FL - Global Technovations, Inc. (AMEX: GTN) or ("GTI", or the "Company") announced today that its wholly-owned subsidiary, Onkyo America, Inc. ("OAI"), operating in Columbus, Indiana and Troy, Michigan filed a liquidating Chapter 11, providing for the liquidation of all assets in the United States Bankruptcy Court Eastern District Michigan (Southern Division).


     The proposed debtor-in-possession ("DIP") financing provided by GMAC Business Credit LLP ("GMAC") will fund the liquidation process. OAI has stopped production for all customers and has laid off the majority of employees.

     Robert Hertzberg, Esq., from the law offices of Hertz, Schram & Saretsky, P.C. of Bloomfield Hills, Michigan is counsel for Onkyo America, Inc. The firm's telephone number is (248) 335-5000.